Exhibit 4.4

This Instrument Prepared By:

/s/ Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND THIRTEENTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2014

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2014 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Thirteenth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and twelve supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Thirteenth Supplemental Indenture, is hereinafter in this One Hundred and Thirteenth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Thirteenth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Thirteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

DELAWARE

Sussex County

Property Name	Received For Record	Deed Records		Tax Map No.
		Book	Page
Millsboro District Office, yard expansion	12/16/13	4210	274	2-33-5.00-125.00

MARYLAND

Cecil County

Property Name	Received For Record	Deed Records		Tax Map No.
		Liber	Folio
Foundry Substation	07/25/13	3450	473	700/253
Crest Substation	11/10/10	2934	100	19/113

MARYLAND

Kent County

Property Name	Received For Record	Deed Records		Tax Map No.
		Liber	Folio
McCleans Substation	10/09/12	732	201	42/158

MARYLAND

Sumerset County

Property Name	Received For Record	Deed Records		Tax Map No.
		Book	Page
Kings Creek Substation	11/05/13	861	43	23/200

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2013, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE

New Castle County

Received For Record	Instrument No.	Tax ID No.
09/27/12	20130118-0004186	15-010.00-156

11/04/13	20131104-0069647	09-030.00-080

08/07/13	20130807-0051610	10-043.30-315

04/03/13	20130403-0021359	10-006.00-034

03/13/13	20130313-0016377	06-031.00-167

10/16/12	20130313-0016375	21-009.00-002

03/13/13	20130313-0016374	08-054.40-145

02/20/13	20131203-0075398	18-024.00-436

05/08/13	20131203-0075397	09-024.00-010

05/08/13	20131203-0075396	09-024.00-025

05/08/13	20131203-0075395	09-024.00-024

10/04/12	20131203-0075394	10-049.00-073

03/02/13	20131203-0075393	15-008.00-040

03/20/13	20131203-0075392	11-016.20-021

03/13/13	20131203-0075391	13-008.00-010

03/13/13	20131203-0075390	13-008.00-037

12/17/12	20131203-0075389	12-027.40-015

08/01/13	20131203-0075400	13-012.00-123

08/01/13	20131203-0075401	13-012.00-124

08/02/13	20131203-0075402	09-015.00-005

04/02/13	20131203-0075403	11-057.00-007

04/22/13	20131203-0075404	13-019.13-073

06/25/13	20131203-0075405	09-037.00-138

04/12/13	20131203-0075406	14-012.24-018

09/23/13	20131203-0075412	13-013.13-001

08/05/13	20131203-0075407	09-017.10-260

05/04/13	20131203-0075408	16-026.00-205

09/05/13	20131203-0075409	08-007.00-022

10/23/13	20131203-0075410	18-020.00-136

09/09/13	20131203-0075411	13-012.00-035

09/23/13	20131203-0075413	13-013.34-010

09/23/13	20131203-0075414	13-013.23-042

09/23/13	20131203-0075415	13-013.13-048

10/04/13	20131203-0075416	26-035.40-062

09/25/12	20131203-0075417	13-010.00-023

06/20/12	20130313-0016376	26-042.00-003

DELAWARE

Kent County

Received For Record	Instrument No.	Tax ID No.
04/08/13	2013246698	6-00-159.00-01-54.00

DELAWARE

Sussex County

Received For Record	Deed Records		Tax ID No.
	Book	Page
11/18/13	4222	293	334-13.20-110.00

10/25/13	4222	295	131-11.00-5.00

09/11/13	4222	297	335-12.00-631.00

08/21/13	4222	300	334-10.00-31.04

07/24/13	4222	302	433-6.18-38.00

06/17/13	4222	304	433-6.14-22.01

06/19/13	4222	306	433-6.14-8.00

05/09/13	4222	309	334-23.06-135.00

04/15/13	4222	313	334-8.17-80.00

12/04/12	4222	315	134-17.08-64.00

10/09/13	4222	19	532-06.00-40.00

09/05/13	4208	344	2-33-5.00-11.00

09/25/13	4228	28	532-11.00-02.01

09/25/13	4228	25	532-11.00-02.00

08/23/13	4197	1	4-33-6.14-7.00

MARYLAND

Caroline County

Received For Record	Deed Records		Map/Parcel/Lot
	Book	Page
10/11/12	1092	278	0013/0020

04/02/13	1092	276	60/6

07/10/13	1092	274	0700/0319&0320/2

08/14/13	1092	271	0047/1

11/03/13	1095	49	47/29&30

10/25/13	1095	56	53/172, 53/98 & 53/9

11/12/13	1095	60	53/05

11/01/13	1095	62	53/30

10/31/13	1095	65	53/7

10/31/13	1095	68	53/6

10/31/13	1095	70	59/36

10/29/13	1095	72	47/106

10/29/13	1095	74	53/33

10/29/13	1095	76	53/245

10/29/13	1095	78	53/14

10/22/13	1095	80	53/215

10/21/13	1095	82	59/31

MARYLAND

Cecil County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
06/11/12	3365	264	29/577

10/4/12	3365	262	0025/769

11/29/12	3365	259	10/479

11/26/12	3365	256	32/301

04/12/13	3474	031	21/808

03/20/13	3380	237	52/442

03/11/13	3380	239	52/309

03/11/13	3374	261	52/141

MARYLAND

Dorchester County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
12/6/12	1136	117	56/13

11/20/12	1136	121	36/9

11/20/12	1136	125	36/22

10/23/12	1136	129	36/114

MARYLAND

Harford County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
02/19/13	10275	001	190/27

09/25/12	10275	004	372/004

04/13/11	10275	007	287/17

MARYLAND

Kent County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
02/04/13	0753	098	0016/0059

03/04/13	0752	370	4/156

03/05/13	0752	367	4/133

10/25/12	0751	299	7/266

10/25/12	0751	301	16/31

12/13/12	0751	303	7/113

12/13/12	0751	305	7/107

12/13/12	0751	307	7/7

12/4/12	0751	309	16/66

11/28/12	0751	311	7/268

11/21/12	0751	313	7/156

11/29/12	0751	315	7/17D

11/13/12	0751	317	36/214

11/13/12	0751	319	15/15

11/13/12	0751	321	7/223

03/1/13	0751	257	4/136

02/18/13	0751	259	16/16

02/15/13	0751	261	15/10

01/21/13	0751	263	15/227

10/26/12	0751	265	16/1

12/21/12	0751	267	7/18A

01/03/13	0751	270	7/156A

12/12/12	0751	272	7/17/1

12/12/12	0751	274	7/17/2

12/13/12	0751	277	7/112

01/27/13	710	5	55/124-1

03/20/13	754	381	4/5-1

03/20/13	754	379	4/5-2&4

03/20/13	754	385	4/11

03/20/13	754	387	4/22

03/07/13	754	405	4/28

03/04/13	754	403	4/28-2

04/13/13	760	29	4/32

03/30/13	754	409	4/33

03/01/13	754	397	4/101

03/20/13	754	391	4/103

02/26/13	754	407	4/104

03/20/13	754	393	4/106

03/20/13	754	383	4/107

03/08/13	754	401	4/113

03/20/13	754	395	4/114&116

03/20/13	754	389	4/180

03/01/13	754	399	4/181

MARYLAND

Queen Anne’s County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
03/11/13	2180	381	29/72

10/25/12	2177	502	25/27

10/10/12	2177	504	28/101

10/18/12	2177	506	38/41

10/16/12	2177	508	38/11

10/10/12	2177	510	51G/110/4

10/10/12	2177	512	51G/110/5

10/10/12	2177	514	51G/116

10/10/12	2177	516	56/345/2

10/10/12	2177	518	56/221/1,2,5

09/25/12	2177	520	76/1

02/12/13	2177	477	29/42

01/21/13	2177	479	29/24,25

01/18/13	2177	481	48/108

02/06/13	2177	488	56/221/4

01/31/13	2177	490	57/263

01/21/13	2177	492	57/38

12/20/12	2177	494	57/87

12/10/12	2177	496	1112/508

12/10/12	2177	498	57/86

12/26/12	2177	500	56/280

11/19/13	2239	370	45/8

11/19/13	2239	373	53/2

11/19/13	2239	376	67/39

11/19/13	2239	379	53/36 Lot 1

11/19/13	2239	383	53/36 Lot 9

MARYLAND

Somerset County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
02/5/13	0844	091	15/371

02/5/13	0844	093	15/370

02/5/13	0844	096	15/369

11/12/12	0844	099	42/17

MARYLAND

Talbot County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
12/7/12	2071	341	44A/214

03/1/13	2071	339	48/112

10/16/12	2071	343	31/73

10/22/12	2071	345	31/39

10/7/12	2071	347	1527/158

10/10/12	2071	349	48/2

09/20/12	2071	351	47/73

01/10/13	2058	408	31/212/2

01/14/13	2058	410	31/212/1

MARYLAND

Wicomico County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
03/28/13	3562	503

10/18/12	3553	183	801/1539

10/15/12	3553	185	48/214

01/24/13	3553	165	41/38

01/22/13	3553	173	41/39

01/22/13	3553	177	41/40

01/22/13	3553	169	41/45

MARYLAND

Worcester County

Received For Record	Deed Records		Map/Parcel/Lot
	Liber	Folio
01/24/13	6103	414	91/42

01/22/13	6103	417	19/111

10/05/12	6103	419	111/4233

09/18/12	6103	422	100/14

12/09/13	6324	256	114/6670

03/06/13	6109	268	111/3362

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Thirteenth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Thirteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Thirteenth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

The Company acknowledges that it received a true and correct copy of this One Hundred and Thirteenth Supplemental Indenture.

This One Hundred and Thirteenth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Thirteenth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2014.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ David M. Velazquez
April 9, 2014		David M. Velazquez, President

Attest:

		/s/ Jeffery E. Snyder	[SEAL]
Jeffery E. Snyder, Assistant Secretary

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this_9th day of April, 2014, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly	[SEAL]
Notary Public, District of Columbia
My commission expires 1/1/15.

THE BANK OF NEW YORK MELLON,

as Trustee

Date of Execution	By	/s/ Laurence J. O’Brien
April 9, 2014		Laurence J. O’Brien, Vice President

Attest:

/s/ Latoya S. Elvin
Latoya S. Elvin, Vice President

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 9th day of April, 2014, personally came before me, a Notary Public for the State of New York, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Danny Lee	[SEAL]
Notary Public, State of New York
My commission expires .

DANNY LEE, NOTARY PUBLIC
State of New York, NO. 01LE6161129
Qualified in New York County
Commission Expires February 20, 2015

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Christie D. Cannon
Christie D. Cannon